UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2025

WASTE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, CA 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 17, 2025, the Company issued and sold 10,000,000 shares of its restricted common stock at a purchase price of $0.005 per share, for aggregate gross proceeds of $50,000 USD, to a non-U.S. trust. The issuance was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D and Regulation S promulgated thereunder.

On March 21, 2025, the Company agreed to issue 15,000,000 shares of common stock of our company at a deemed price of US$0.0075 per share in settlement of debt in the amount of US $112,500 in consideration for services rendered to our company. The Company will issue these shares to an entity controlled by Mr. Gallagher, our Chairman, CEO & President of our company.

The Company will issue these shares to an entity controlled by Mr. Gallagher (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing these shares, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 promulgated under the Securities Act of 1933.

Disclosure Required by MI 61-101

Scott Gallagher, the Chairman, CEO & President of our company, was issued 15,000,000 shares of our common stock at a deemed price of US$0.0075 per share in settlement of debt in the amount of US$112,500. This debt settlement constituted a “related party transaction” within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”).

The following supplementary information is provided in accordance with Section 5.2 of MI 61-101.

(a) a description of the transaction and its material terms:

We entered into a debt settlement and subscription agreement with Scott Gallagher, whereby Scott Gallagher agreed to accept 15,000,000 shares of our common stock at a deemed price of US$0.0075 per share in settlement of debt in the amount of US$112,500.

(b) the purpose and business reasons for the transaction:

The shares were issued to settle debt.

(c) the anticipated effect of the transaction on the issuer’s business and affairs:

See item (b).

(d) a description of:

(i) the interest in the transaction of every interested party and of the related parties and associated entities of the interested parties:

See item (a).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On March 17th 2025 Swapan Kakumanu officially resigned as the CFO, Treasurer and Secretary of our company. On the same date, we officially appointed Mr. Braden Glasbergen to officially become our CFO, Treasurer and Secretary pursuant to an executed consulting agreement.

Braden Glasbergen (43) joins Waste Energy Corp with a distinguished career spanning over two decades in financial leadership roles across multiple industries, including manufacturing, consulting, and environmental services. Throughout his extensive experience, he successfully managed global business operations, led corporate strategic planning, and ensured compliance with financial regulations across various international markets. Braden has held key financial positions at several organizations, where he optimized financial operations, streamlined budgeting processes, and enhanced corporate governance.

As a Chartered Professional Accountant (CPA, CMA), Braden holds an MBA from Athabasca University and a Bachelor of Commerce degree with a major in accounting. His corporate finance, financial planning, and regulatory compliance expertise will support Waste Energy Corp’s mission to expand its innovative waste-to-energy solutions while maintaining fiscal discipline and maximizing shareholder value.

Term of Office

Our executive officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE ENERGY CORP

/s/ Scott Gallagher
Scott Gallagher
Chairman, President and Chief Executive Officer

March 21, 2025